Exhibit 99.1

JoS. A. Bank Clothiers Reports 41% Increase in Profits

HAMPSTEAD, Md.--(BUSINESS WIRE)--September 2, 2009--JoS. A. Bank Clothiers, Inc. (Nasdaq Global Select Market: JOSB) announces that net income for the second quarter of fiscal year 2009 as compared to the second quarter of fiscal year 2008 increased 41% to over $12.5 million. Earnings per share for the second quarter of fiscal year 2009 increased 42% to $0.68 per share, as compared to $0.48 per share for the second quarter of fiscal year 2008. Total sales for the second quarter of fiscal year 2009 increased 9.8% to $167.7 million from $152.7 million in the second quarter of fiscal year 2008, while comparable store sales increased 6.2% and Direct Marketing sales decreased 6.7%. The second quarter of fiscal year 2009 ended August 1, 2009; the second quarter of fiscal year 2008 ended August 2, 2008.

“We are pleased to report another quarter of earnings growth for the Company,” commented R. Neal Black, President and CEO of JoS. A. Bank Clothiers, Inc. “With this quarter’s results, we have achieved earnings growth in 31 of the past 32 quarters when compared to the respective prior year periods, including 13 quarters in a row,” continued Mr. Black.

Comparing the first six months of fiscal year 2009 with the first six months of fiscal year 2008, net income increased 28% to $24.0 million, as compared to $18.7 million and earnings per share increased 26% to $1.29 per share, as compared to $1.02 per share. Total sales for the first six months of fiscal year 2009 increased 10.6% to $329.7 million from $298.1 million for the first six months of fiscal year 2008 while comparable store sales increased 5.2% and Direct Marketing sales increased 2.3%.

A conference call to discuss the second quarter of fiscal year 2009 earnings will be held Thursday, September 3, 2009 at 11:00 a.m. Eastern Time (ET). To join in the call please dial (USA) 800-230-1059 or (International) 612-332-0335 at least five minutes before 11:00 a.m. ET. A replay of the conference call will be available after 1:00 p.m. ET on September 3, 2009 until September 10, 2009 at 11:59 p.m. ET by dialing (USA) 800-475-6701 or (International) 320-365-3844. The access code for the replay will be 113855. In addition, a webcast replay of the conference call will be posted on the investor relations section of our website: www.josbank.com (select “Company Information” and “Investor Relations”).

All earnings per share amounts in this news release represent diluted earnings per share.

JoS. A. Bank Clothiers, Inc., established in 1905, is one of the nation's leading retailers of men's classically-styled tailored and casual clothing, sportswear, footwear and accessories. The Company sells its full product line through 467 stores in 42 states and the District of Columbia, a nationwide catalog and an e-commerce website that can be accessed at www.josbank.com. The Company is headquartered in Hampstead, Md., and its common stock is listed on the Nasdaq Global Select Market under the symbol "JOSB."

The Company's statements concerning future operations contained herein are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those forecast due to a variety of factors outside of the Company's control that can affect the Company's operating results, liquidity and financial condition. Such factors include risks associated with economic, weather, public health and other factors affecting consumer spending, including negative changes to consumer confidence and other recessionary pressures, higher energy and security costs, the successful implementation of the Company's growth strategy, including the ability of the Company to finance its expansion plans, the mix and pricing of goods sold, the effectiveness and profitability of new concepts, the market price of key raw materials such as wool and cotton, seasonality, merchandise trends and changing consumer preferences, the effectiveness of the Company's marketing programs, the availability of suitable lease sites for new stores, doing business on an international basis, the ability to source product from its global supplier base, legal matters and other competitive factors. The identified risk factors and other factors and risks that may affect the Company's business or future financial results are detailed in the Company's filings with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K for the year ended January 31, 2009 and the Company's subsequent Quarterly Reports on Form 10-Q filed through the date hereof. These cautionary statements qualify all of the forward-looking statements the Company makes herein. The Company cannot assure you that the results or developments anticipated by the Company will be realized or, even if substantially realized, that those results or developments will result in the expected consequences for the Company or affect the Company, its business or its operations in the way the Company expects. The Company cautions you not to place undue reliance on these forward-looking statements, which speak only as of their respective dates. The Company does not undertake an obligation to update or revise any forward-looking statements to reflect actual results or changes in the Company's assumptions, estimates or projections. These risks should be carefully reviewed before making any investment decision.

JOS. A. BANK CLOTHIERS, INC. Condensed Consolidated Balance Sheets (In Thousands) (unaudited)

	January 31, 2009	August 1, 2009

ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$122,875	$60,964
Short-term investments	-	64,879
Accounts receivable, net	7,404	7,020
Inventories:
Finished goods	199,886	212,357
Raw materials	9,356	13,689
Total inventories	209,242	226,046
Prepaid expenses and other current assets	17,776	14,486

Total current assets	357,297	373,395

NONCURRENT ASSETS:
Property, plant and equipment, net	133,588	128,646
Other noncurrent assets	481	448
Total assets	$491,366	$502,489

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:
Accounts payable	$29,774	$34,291
Accrued expenses	74,792	58,082
Deferred tax liability – current	6,604	6,752
Total current liabilities	111,170	99,125

NONCURRENT LIABILITIES:
Deferred rent	54,743	53,647
Deferred tax liability – noncurrent	2,605	2,682
Other noncurrent liabilities	1,035	1,255
Total liabilities	169,553	156,709

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY:
Common stock	182	182
Additional paid-in capital	82,951	82,951
Retained earnings	238,668	262,635
Accumulated other comprehensive income	12	12
Total stockholders’ equity	321,813	345,780
Total liabilities and stockholders’ equity	$491,366	$502,489

Note: The foregoing audited and unaudited Condensed Consolidated Balance Sheets are excerpts from our Condensed Consolidated Financial Statements (as of January 31, 2009 and August 1, 2009) and do not include the Notes, which are considered an integral part thereof. The foregoing unaudited financial information should be read in conjunction with the Company's Quarterly Report on Form 10-Q for the quarterly period ended August 1, 2009 and the Annual Report on Form 10-K for the fiscal year ended January 31, 2009, which were filed with the Securities and Exchange Commission on September 2, 2009 and April 8, 2009, respectively.

JOS. A. BANK CLOTHIERS, INC. Condensed Consolidated Statements of Income (In Thousands, Except Per Share Information) (unaudited)

	Three Months Ended		Six Months Ended
	August 2, 2008	August 1, 2009	August 2, 2008	August 1, 2009

Net sales	$152,734	$167,735	$298,138	$329,660

Cost of goods sold	57,496	64,558	111,920	128,029

Gross profit	95,238	103,177	186,218	201,631

Operating expenses:
Sales and marketing, including occupancy costs	66,629	67,684	127,564	132,629
General and administrative	13,831	14,811	27,038	29,471
Total operating expenses	80,460	82,495	154,602	162,100

Operating income	14,778	20,682	31,616	39,531

Other income (expense):
Interest income	321	92	624	161
Interest expense	(92)	(110)	(186)	(208)
Total other income (expense)	229	(18)	438	(47)

Income before provision for income taxes	15,007	20,664	32,054	39,484
Provision for income taxes	6,138	8,152	13,354	15,517

Net income	$8,869	$12,512	$18,700	$23,967

Per share information:
Earnings per share:
Basic	$0.49	$0.68	$1.03	$1.31
Diluted	$0.48	$0.68	$1.02	$1.29
Weighted average shares outstanding:
Basic	18,184	18,291	18,184	18,291
Diluted	18,427	18,520	18,420	18,512

Note: The foregoing unaudited Condensed Consolidated Statements of Income are excerpts from our unaudited Condensed Consolidated Financial Statements for the three and six months ended August 2, 2008 and August 1, 2009 and do not include the Notes, which are considered an integral part thereof. The foregoing unaudited financial information should be read in conjunction with the Company's Quarterly Report on Form 10-Q for the quarterly period ended August 1, 2009, which was filed with the Securities and Exchange Commission on September 2, 2009.

JOS. A. BANK CLOTHIERS, INC. Condensed Consolidated Statements of Cash Flows (In Thousands) (Unaudited)

	Six Months Ended
	August 2, 2008	August 1, 2009

Cash flows from operating activities:
Net income	$18,700	$23,967
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	10,049	10,896
Loss on disposals of property, plant and equipment	201	66
Increase in deferred taxes	282	225
Net increase in operating working capital and other components	(28,940)	(24,773)

Net cash provided by operating activities	292	10,381

Cash flows from investing activities:
Capital expenditures	(18,136)	(7,413)
Proceeds from disposal of fixed assets	-	-
Purchases of short-term investments	-	(64,879)

Net cash used in investing activities	(18,136)	(72,292)

Cash flows from financing activities:
Net proceeds from exercise of stock options	119	-

Net cash provided by financing activities	119	-

Net decrease in cash and cash equivalents	(17,725)	(61,911)

Cash and cash equivalents – beginning of period	82,082	122,875

Cash and cash equivalents – end of period	$64,357	$60,964

Note: The foregoing unaudited Condensed Consolidated Statements of Cash Flows are excerpts from our unaudited Condensed Consolidated Financial Statements for six months ended August 2, 2008 and August 1, 2009 and do not include the Notes, which are considered an integral part thereof. The foregoing unaudited financial information should be read in conjunction with the Company's Quarterly Report on Form 10-Q for the quarterly period ended August 1, 2009, which was filed with the Securities and Exchange Commission on September 2, 2009.

CONTACT:
JoS. A. Bank Clothiers, Inc., Hampstead, Md.
David E. Ullman,
EVP/CFO,
410-239-5715
or
Investor Relations Information Request Website (http://phx.corporate-ir.net/phoenix.zhtml?c=113815&p=irol-inforeq),

or Voicemail, 410-239-5900
E-commerce Address for JoS. A. Bank Clothiers, Inc.:
www.josbank.com